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  FINANCIAL DATA SCHEDULE


        Name of Fund :  The BlackRock New Jersey Investment Quality Municipal Trust Inc.

          CIK Number :  0000902731

   REPORTING PERIOD
      FISCAL YEAR-END (Must have 3 blank spaces in   OCT-31-1996
      PERIOD END (Must have 3 blank spaces in fron   OCT-31-1996
      TYPE OF PERIOD (6-MOS or YEAR)                 YEAR

    STATEMENT OF ASSETS AND LIABILITIES
     Assets
   Investment
      At Value                        $20,446,051
      At Cost             19,821,739
   Receivable                           1,359,676
   Other Assets                             3,718
      Total Assets                    $21,809,445

     Liabilities
   Payable for Securities Purchased            $0
   Senior - Long term Debt                      0
   Other Liabilities                      735,346
      Total Liabilities                  $735,346

      Net Assets                      $21,074,099

     Capital
   Par Value - Common Stock                10,071
   Paid in Capital - Common Stock      13,907,458
   Senior Security outstanding          7,500,000
   Accumulated Net Investment Income       31,767
   Over Distribution                            0
   Accumulated Net Gains (Losses)        (999,509)
   Over Distribution Gains (Losses)             0
   Appreciation or (Depreciation)         624,312
      Net Assets                      $21,074,099

   Shares Outstanding - Current         1,007,093
   Shares Outstanding - Prior           1,007,093





     STATEMENT OF OPERATIONS

   Net Investment Income
   Income
      Dividend                                               0
      Interest                                       1,199,170
      Other                                                  0
         Total Income                                1,199,170


   Expenses
      Management Fees (Gross)                           95,395
      Interest Expenses                                      0
      Other Expenses (Gross)                           115,595
      Less : Subsidy or waiver                               0
         Total Expense (net of waivers and subsidi     210,990

   Net Investment Income                               988,180


   Realized and Unrealized Gain (Loss)
   Net realized gain (loss)                             (5,965)
   Net change in unrealized appreciation (deprecia      20,175
      Total                                             14,210

   Net change from Operation                         1,002,390

     STATEMENT OF CHANGES IN NET ASSETS

   Equalization                                              0
   Dividend Income                                    (984,759)
   Distribution of Capital Gains                             0
   Other Distributions                                       0
   Proceeds from shares subscribed                           0
   Cost of shares reacquired                                 0
   Shares reinvested                                         0
      Subtotal                                        (984,759)


   Net Change in Net Assets                             17,631










     PRIOR FINANCIAL INFORMATION

   Accumulated Net Investment Income                    15,340
   Accumulated Net Gains (Losses)                     (980,539)
   Overdistribution of Net Investment Income                 0
   Overdistribution of Net Gains                             0


     FINANCIAL HIGHLIGHTS
                                       Single Class
   NAV (at the beginning of the perio       13.46
   Investment Income per share               0.99
   Capital Appreciation (Depreciation        0.01
   Dividend per share                       (0.97)
   Distribution per share                   (0.01)
   Return of Capital per share               0.00
   NAV (at the end of the period)           13.48

   Average net assets (000)                13,408
   Expense Ratio                             1.57
   Average Debt Outstanding (000)               0
   Average Debt Outstanding per Share        0.00
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